UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	NOVEMBER 7, 2006

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition
On November 7, 2006, Nortel Networks Corporation (the “Company”) issued a press release concerning its financial results for the third quarter of 2006. Such press release is attached hereto as Exhibit 99.1 and furnished in accordance with Item 2.02 of Form 8-K.
The Company owns all of the registrant’s common shares and the registrant is the Company’s principal direct operating subsidiary.
Item 3.03     Material Modification to Rights of Security Holders
On November 7, 2006, the Company announced its planned consolidation of outstanding Nortel Networks Corporation common shares, no par value, at a ratio of one post-consolidation share for every 10 pre-consolidation shares as approved by its Board of Directors. The share consolidation, which was approved at the annual and special meeting of shareholders of the Company held on June 29, 2006, will become effective as of 12:01 a.m. on December 1, 2006 so that shareholders as of such date will hold one new Nortel Networks Corporation common share for every 10 Nortel Networks Corporation common shares that they held prior to such time. The new Nortel Networks Corporation common shares will start trading on the Toronto Stock Exchange and New York Stock Exchange when the market opens on December 1, 2006. No fractional shares will be issued as a result of the consolidation. Registered shareholders otherwise entitled to a fractional share interest as a result of the consolidation will be entitled to a cash payment in lieu of the fractional interest. The amount of the cash payment will be equal to the product obtained by multiplying the fraction by the average closing price of Nortel Networks Corporation common shares (as adjusted to reflect the consolidation) on the New York Stock Exchange for the 10 trading days immediately prior to December 1, 2006. If such price is not available, the payment will be based on such other price or prices as determined by the Company’s board of directors in its sole discretion.
As a result of the consolidation, the Company’s 4.25% Convertible Senior Notes due September 1, 2008 will be convertible by holders into common shares of Nortel Networks Corporation, at a new conversion price of US$100 per common share.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
In connection with the share consolidation, the Company’s restated articles of incorporation will be amended to reflect the consolidation, effective December 1, 2006. After the share consolidation, Nortel Networks Corporation will have approximately 433 million common shares outstanding.
Item 9.01     Financial Statements and Exhibits
(c)	Exhibits
99.1	Press Release issued by Nortel Networks Corporation on November 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Peter W. Currie
Peter W. Currie
Executive Vice-President and Chief Financial Officer

By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel — Corporate and Corporate Secretary

Dated: November 7, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Nortel Networks Corporation on November 7, 2006.